Exhibit 99.1

Deluxe Corporation
P.O. Box 64235
St. Paul, MN 55164-0235
(651) 483-7111

For additional information:
Jeff Johnson
Treasurer and VP Investor Relations
(651) 787-1068

NEWS RELEASE

January 26, 2012

DELUXE REPORTS FOURTH QUARTER 2011 FINANCIAL RESULTS
Revenue grows 4%; Small Business Services grows 12%
Diluted EPS of $0.78; adjusted EPS of $0.83 at the high end of outlook
Provides 2012 outlook; projecting strong revenue, EPS and operating cash flow
Declares regular quarterly dividend

St. Paul, Minn. — January 26, 2012 — Deluxe Corporation (NYSE: DLX) announced its financial results for the fourth quarter ended December 31, 2011. Key financial highlights include:

	Q4 2011	Q4 2010	Vs. Q4 2010
Revenue	$366.4 million	$351.5 million	4.2%
Net income	$39.8 million	$34.8 million	14.4%
Diluted EPS – GAAP	$0.78	$0.68	14.7%
Adjusted diluted EPS – Non-GAAP	$0.83	$0.78	6.4%

A reconciliation between earnings per share on a GAAP basis and adjusted earnings per share on a non-GAAP basis is provided in the table on page 4.

Diluted earnings per share (EPS) of $0.78 was within the range provided in the Company’s prior outlook, while revenue of $366.4 million and adjusted diluted EPS of $0.83 were at the high end of the range in the prior outlook. The impact of strong operating performance for each of our segments was partially offset by higher than expected income tax expense which reduced EPS by $0.04.

“We are pleased to finish the year with another strong quarter, delivering a second consecutive year of revenue growth,” said Lee Schram, CEO of Deluxe. “In the fourth quarter and in the full year, we also posted continued strong operating margins, EPS, and cash flow while continuing to invest in our transformation through organic investments and acquisitions. Our product portfolio is better than ever and we believe we are entering the new year well positioned to grow for a third straight year.”

Fourth Quarter 2011 Highlights:

•	Revenue for the quarter was $366.4 million compared to $351.5 million during the fourth quarter of 2010. Revenue increased 4.2% compared to 2010, with growth in Small Business Services more than offsetting declines in the personal check businesses.

•	Gross margin was 64.5 percent of revenue compared to 64.0 percent in 2010. Favorable impacts from price increases and the Company’s continued cost reduction initiatives more than offset increased material costs and delivery rates in 2011.

•	Selling, general and administrative (SG&A) expense increased $1.5 million in the quarter compared to 2010. Increased SG&A expense associated with acquisitions and investments in revenue generating initiatives was partially offset by benefits from continued execution against cost reduction initiatives.

•	Operating income in 2011 was $74.0 million compared to $60.9 million in the fourth quarter of 2010. Restructuring and transaction-related costs were $3.1 million in 2011 versus $7.8 million in 2010. The 2011 costs were primarily attributable to the Company’s on-going cost reduction initiatives. Results for 2011 also included an asset impairment charge of $1.2 million related to a vacant facility. Operating income was 20.2 percent of revenue compared to 17.3 percent in the prior year driven primarily by the increase in Small Business Services revenue.

•	Reported diluted EPS increased $0.10 from the prior year driven by improved operating performance, partly offset by a higher effective income tax rate due to discrete tax items and a shift in income between tax jurisdictions.

Segment Highlights

Small Business Services

•	Revenue was $228.8 million versus $204.2 million in 2010. Revenue was 12.0% higher in the quarter driven by growth in marketing and other services, the Safeguard distributor and dealer channels, and checks and forms. Revenue also benefited from price increases and the PsPrint acquisition.

•	Operating income in 2011 increased to $40.5 million from $32.7 million in 2010.

Financial Services

•	Revenue was $82.5 million compared to $88.0 million in 2010. The impact of price increases in 2011 and growth in non-check revenue was more than offset by lower order volumes caused by check usage declines.

•	Operating income in 2011 increased to $16.8 million from $13.0 million in 2010.

Direct Checks

•	Revenue was $55.1 million compared to $59.3 million in 2010, primarily driven by lower order volume resulting from the continued decline in check usage.

•	Operating income in 2011 increased to $16.7 million from $15.2 million in 2010.

Other Highlights

•	Cash provided by operating activities for 2011 totaled $235.4 million, an increase of $22.8 million compared to 2010. A $24.6 million contract settlement collected in the third quarter of 2010 was more than offset by the benefits from our cost savings initiatives and price increases, as well as lower contract acquisition, income tax and severance payments.

•	The Board of Directors of Deluxe Corporation declared a regular quarterly dividend of $0.25 per share to all outstanding shares of the Company. The dividend will be payable on March 5, 2012 to shareholders of record at the close of business on February 20, 2012. The Company had 50,861,747 shares outstanding as of January 24, 2012.

Outlook

First Quarter 2012:	Current outlook (1/26/2012)

Revenue	$358 to $366 million
Diluted EPS	$0.76 to $0.81
Full Year 2012:	Current outlook (1/26/2012)

Revenue	$1.420 to $1.460 billion
Diluted EPS	$3.10 to $3.30
Operating cash flow	$225 to $245 million
Capital expenditures	$35 million
Depreciation and amortization	$62 million
Effective tax rate	approximately 33%

Editor’s Note

•	Deluxe will hold an open-access teleconference call today at 11:00 a.m. ET (10:00 a.m. CT) to review the financial results. All interested persons may listen to the call by dialing 1-866-271-5140 (access code 94791078).

•	The presentation also will be available via a simultaneous webcast at www.deluxe.com in the news and investor relations section.

•	An audio replay of the call will be available through midnight on February 9th by calling 1-888-286-8010 (access code 98465171). The presentation will be archived on Deluxe’s web site.

About Deluxe Corporation
Deluxe is a growth engine for small businesses and financial institutions. Four million small business customers access Deluxe’s wide range of products and services including customized checks and forms as well as web-site development and hosting, search engine marketing, logo design and business networking. For financial institutions, Deluxe offers industry-leading programs in checks, customer acquisition, regulatory compliance, fraud prevention and profitability. Deluxe is also a leading printer of checks and accessories sold directly to consumers. For more information, visit us at www.deluxe.com, www.facebook.com/deluxecorp or www.twitter.com/deluxecorp.

Forward-Looking Statements
Statements made in this release concerning the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the impact that a further deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross margin; risks that the Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time maintaining its operating margins, are delayed or unsuccessful; risks that the Company’s recent acquisitions do not produce the anticipated results or revenue synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services, including new e-commerce, fraud monitoring and protection, regulatory compliance and business services, and the failure of such new products and services to deliver the expected revenues and other financial targets; and the impact of governmental laws and regulations. The Company’s cash dividends are declared by the Board of Directors on a current basis and therefore may be subject to change. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2010.

The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters and years ended December 31, 2011 and 2010. The Company’s management believes that adjusted earnings per share (EPS) is a useful financial measure because certain items during 2011 and 2010 (restructuring and related costs, transaction-related costs, an asset impairment charge, and losses on repurchases of debt) impact the comparability of reported net income. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Adjusted EPS reconciles to reported EPS as follows:

	Actual
	Q4 2011	Q4 2010
Adjusted EPS	$0.83	$0.78
Restructuring-related costs	(0.04)	(0.10)
Asset impairment charge	(0.01)	—

Reported EPS	$0.78	$0.68

	Actual
		Total Year
	Total Year 2011	2010
Adjusted EPS	$3.11	$3.18
Restructuring-related costs	(0.18)	(0.14)
Net loss on repurchases of debt	(0.11)	—
Tax impact of health care legislation enactment	-	(0.07)
Transaction-related costs	(0.01)	—
Asset impairment charge	(0.01)	—

Reported EPS from continuing operations	$2.80	$2.97

Financial Highlights
DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Quarter Ended December 31,
	2011		2010
Revenue	$366.4		$351.5
Cost of goods sold, including restructuring charges	129.9	35.5%	126.7		36.0%

Gross profit	236.5	64.5%	224.8		64.0%
Selling, general and administrative expense	159.4	43.5%	157.9		44.9%
Asset impairment charge	1.2	0.3%	-		-
Net restructuring charges	1.9	0.5%	6.0		1.7%

Operating income	74.0	20.2%	60.9		17.3%
Interest expense	(11.9)	(3.2%)		(10.9)	(3.1%)
Other expense	-	-		(0.5)	(0.1%)

Income before income taxes	62.1	16.9%	49.5		14.1%
Income tax provision	22.3	6.1%	14.7		4.2%

Net income	$39.8	10.9%	$34.8		9.9%

Weighted average dilutive shares outstanding	51.0		51.3
Diluted earnings per share	$0.78		$0.68
Capital expenditures	$7.3		$12.3
Depreciation and amortization expense	16.9		19.3
Number of employees-end of period	5,565		5,765
Non-GAAP financial measure — EBITDA(1)	$90.9		$79.7
Non-GAAP financial measure — Adjusted EBITDA(1)	95.2		87.5

(1)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA and Adjusted EBITDA because we believe they are useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items (i.e., restructuring and related costs, transaction-related costs, asset impairment charges, and loss on debt retirements), which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles and interest expense in the current year and in previous years have been significantly impacted by acquisitions. Certain transactions in 2011 and 2010 also impacted the comparability of reported net income. We believe that measures of operating performance which exclude these impacts are helpful in analyzing our results. We also believe that an increasing EBITDA and Adjusted EBITDA depict increased ability to attract financing and an increase in the value of our business. We do not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, we believe that EBITDA and Adjusted EBITDA are useful performance measures which should be considered in addition to GAAP performance measures. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Quarter Ended December 31,
	2011	2010
Adjusted EBITDA	$95.2	$87.5
Asset impairment charge	(1.2)	—
Restructuring and related costs	(3.0)	(7.8)
Transaction-related costs	(0.1)	—

EBITDA	90.9	79.7
Income tax provision	(22.3)	(14.7)
Interest expense	(11.9)	(10.9)
Depreciation and amortization expense	(16.9)	(19.3)

Net income	$39.8	$34.8

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Year Ended December 31,
	2011		2010
Revenue	$1,417.6		$1,402.2
Cost of goods sold, including restructuring charges	493.4	34.8%	488.4	34.8%

Gross profit	924.2	65.2%	913.8	65.2%
Selling, general and administrative expense	640.2	45.2%	624.3	44.5%
Asset impairment charge	1.2	0.1%	-	-
Net restructuring charges	11.7	0.8%	8.0	0.6%

Operating income	271.1	19.1%	281.5	20.1%
Loss on early extinguishment of debt	(7.0)	(0.5%)	-	-
Interest expense	(47.8)	(3.4%)	(44.2)	(3.2%)
Other expense	(0.2)	-	(1.4)	(0.1%)

Income before income taxes	216.1	15.2%	235.9	16.8%
Income tax provision	71.5	5.0%	82.5	5.9%

Income from continuing operations	144.6	10.2%	153.4	10.9%
Net loss from discontinued operations	—	-	(0.8)	(0.1%)

Net income	$144.6	10.2%	$152.6	10.9%

Weighted average dilutive shares outstanding	51.4		51.3
Diluted earnings (loss) per share:
Continuing operations	$2.80		$2.97
Net loss from discontinued operations	—		(0.01)
Net income	2.80		2.96
Continuing operations:
Capital expenditures	$35.5		$43.9
Depreciation and amortization expense	73.3		73.9
Number of employees-end of period	5,565		5,765
Non-GAAP financial measure — EBITDA(1)	$337.2		$354.0
Non-GAAP financial measure — Adjusted EBITDA(1)	360.1		365.2

(1)	See the discussion of EBITDA and Adjusted EBITDA on the previous page. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Year Ended December 31,
	2011	2010
Adjusted EBITDA	$360.1	$365.2
Asset impairment charge	(1.2)	—
Restructuring and related costs	(13.7)	(10.8)
Transaction-related costs	(1.0)	(0.4)
Loss on early extinguishment of debt	(7.0)	—

EBITDA	337.2	354.0
Income tax provision	(71.5)	(82.5)
Interest expense	(47.8)	(44.2)
Depreciation and amortization expense	(73.3)	(73.9)
Net loss from discontinued operations	—	(0.8)

Net income	$144.6	$152.6

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31,	December 31,
	2011	2010
Cash and cash equivalents	$28.7	$17.4
Other current assets	163.9	153.9
Property, plant & equipment-net	113.4	120.2
Intangibles-net	157.3	155.1
Goodwill	777.0	725.9
Other non-current assets	148.5	136.2

Total assets	$1,388.8	$1,308.7

Short-term debt and current portion of long-term debt	$85.6	$7.0
Other current liabilities	214.8	204.5
Long-term debt	656.1	748.1
Deferred income taxes	49.8	46.8
Other non-current liabilities	79.8	76.1
Shareholders’ equity	302.7	226.2

Total liabilities & shareholders’ equity	$1,388.8	$1,308.7

Shares outstanding	50.8	51.3

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2011	2010
Cash provided (used by):
Operating activities:
Net income	$144.6	$152.6
Depreciation and amortization of intangibles	73.3	73.9
Contract acquisition payments	(12.2)	(22.1)
Other	29.7	8.2

Total operating activities	235.4	212.6

Investing activities:
Purchases of capital assets	(35.5)	(43.9)
Payments for acquisitions	(85.6)	(98.6)
Payments/proceeds - life insurance policies	(6.4)	6.1
Net change in marketable securities	—	1.9
Loans to distributors	(5.2)	—
Other	0.9	(1.7)

Total investing activities	(131.8)	(136.2)

Financing activities:
Net change in debt	(22.0)	(19.0)
Dividends	(51.1)	(51.4)
Share repurchases	(23.6)	(3.0)
Shares issued under employee plans	7.7	3.3
Other	(2.7)	(2.4)

Total financing activities	(91.7)	(72.5)
Effect of exchange rate change on cash	(0.6)	0.7

Net change in cash and cash equivalents	11.3	4.6
Cash and cash equivalents: Beginning of period	17.4	12.8

Cash and cash equivalents: End of period	$28.7	$17.4

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended December 31,
	2011	2010
Revenue:
Small Business Services	$228.8	$204.2
Financial Services	82.5	88.0
Direct Checks	55.1	59.3

Total	$366.4	$351.5

Operating income: (1)
Small Business Services	$40.5	$32.7
Financial Services	16.8	13.0
Direct Checks	16.7	15.2

Total	$74.0	$60.9

	Year Ended December 31,
	2011	2010
Revenue:
Small Business Services	$846.4	$796.3
Financial Services	342.4	390.3
Direct Checks	228.8	215.6

Total	$1,417.6	$1,402.2

Operating income: (1)
Small Business Services	$145.2	$137.5
Financial Services	59.8	84.2
Direct Checks	66.1	59.8

Total	$271.1	$281.5

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(1) Operating income includes the following restructuring and transaction-related costs and the asset impairment charge:

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Small Business Services	$2.7	$3.6	$8.2	$4.0
Financial Services	0.7	3.2	5.8	3.7
Direct Checks	0.9	1.0	1.9	3.5

Total	$4.3	$7.8	$15.9	$11.2

The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters and years ended December 31, 2011 and 2010. The Company’s management believes that operating income by segment, excluding restructuring and transaction-related costs in each period, as well as an asset impairment charge in 2011, is a useful financial measure because these items impacted the comparability of reported operating income during 2011 and 2010. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

DELUXE CORPORATION
SEGMENT OPERATING INCOME
EXCLUDING RESTRUCTURING AND TRANSACTION-RELATED COSTS AND ASSET IMPAIRMENT CHARGE
(In millions)
(Unaudited)

	Quarter Ended December 31,
	2011	2010
Adjusted operating income: (1)
Small Business Services	$43.2	$36.3
Financial Services	17.5	16.2
Direct Checks	17.6	16.2

Total	$78.3	$68.7

	Year Ended December 31,
	2011	2010
Adjusted operating income: (1)
Small Business Services	$153.4	$141.5
Financial Services	65.6	87.9
Direct Checks	68.0	63.3

Total	$287.0	$292.7

(1) Operating income excluding restructuring and transaction-related costs and the asset impairment charge reconciles to reported operating income as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Adjusted operating income	$78.3	$68.7	$287.0	$292.7
Restructuring and transaction-related costs and impairment charge:
Small Business Services	(2.7)	(3.6)	(8.2)	(4.0)
Financial Services	(0.7)	(3.2)	(5.8)	(3.7)
Direct Checks	(0.9)	(1.0)	(1.9)	(3.5)

Total	(4.3)	(7.8)	(15.9)	(11.2)

Reported operating income	$74.0	$60.9	$271.1	$281.5

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